Exhibit 4.16a

AMENDMENT NO. 5 TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) dated as of August 14, 2003 (the “Amendment Effective Date”) is among The Wiser Oil Company, a Delaware corporation (the “U.S. Borrower”), The Wiser Oil Company of Canada, a Nova Scotia unlimited liability company (the “Canadian Borrower”, and together with the U.S. Borrower, the “Borrowers”), the lenders party to the Credit Agreement (as defined below) from time to time (the “Banks”), Union Bank of California, N.A., as U.S. administrative agent for the Banks (in such capacity, the “U.S. Administrative Agent”) and as the U.S. Issuing Bank (in such capacity, the “U.S. Issuing Bank”), and National Bank of Canada (in its individual capacity, “NBOC”), as Canadian administrative agent for the Banks (in such capacity, the “Canadian Administrative Agent”, and together with the U.S. Administrative Agent, the “Administrative Agents”) and as the Canadian Issuing Bank (in such capacity, the “Canadian Issuing Bank”, and together with the U.S. Issuing Bank, the “Issuing Banks”).

RECITALS

A.	The Borrowers, the Banks, the Issuing Banks and the Administrative Agents are parties to the Second Amended and Restated Credit Agreement dated as of May 21, 2001, as amended by (1) the Master Assignment and Acceptance and Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of November 21, 2001, (2) Waiver, Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of February 14, 2002, (3) Consent and Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of March 28, 2002, and (4) Consent and Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of June 6, 2002 (as so amended, the “Credit Agreement”; the defined terms of which are used herein unless otherwise defined herein).

B.	The Borrowers, the Banks, the Issuing Banks, and the Administrative Agents wish to, subject to the terms and conditions of this Amendment, (1) amend the Credit Agreement to increase the U.S. Borrowing Base, (2) extend the Termination Date (as defined in the Credit Agreement) and the final payment date for the payment of the Obligations (as defined in the Credit Agreement), and (3) make certain other amendments to the Credit Agreement.

THEREFORE, the Borrowers, the Banks, the Issuing Banks, and the Administrative Agents hereby agree as follows:

Section 1.	Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Amendment shall refer to this Amendment as a whole and not to any particular Article, Section, subsection or provision of this Amendment.

Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Amendment unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

Section 2.	Amendments to Credit Agreement.

(a) The definitions for “Subordinated Debt” and “Termination Date” in Section 1.01 of the Credit Agreement are hereby amended by replacing each reference to “May 21, 2004” appearing therein with “May 21, 2005”.

(b) Section 2.07 of the Credit Agreement is hereby amended by replacing each reference to “May 21, 2004” appearing therein with “the Termination Date”.

Section 3.	Increase in U.S. Borrowing Base. The U.S. Borrowing Base shall, effective as of the Amendment Effective Date, be increased to $25,000,000 and shall remain in effect until the Borrowing Base is redetermined in accordance with the terms of the Credit Agreement.

Section 4.	Representations and Warranties. The Borrowers hereby represent and warrant that: (a) except for such which are made only as of a prior date, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all respects as of the Amendment Effective Date as if made on and as of such date; (b) the execution, delivery and performance of this Amendment are within the corporate power and authority of each Borrower and have been duly authorized by appropriate corporate action and proceedings; (c) this Amendment constitutes a legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (d) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment and the other Loan Documents.

Section 5.	Conditions. This Amendment shall become effective and enforceable against the parties hereto and the Credit Agreement shall be amended as provided herein on the Amendment Effective Date upon the occurrence of the following conditions precedent on or before the Amendment Effective Date:

(a)	Loan Documents. The U.S. Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agents, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrowers, the Administrative Agents, the Issuing Banks, and all of the Banks.

(b)	No Default. No Default shall have occurred and be continuing as of the Amendment Effective Date.

(c)	Legal Fees of Administrative Agent’s Counsel. The Borrowers shall have paid all fees and expenses of the U.S. Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Amendment Effective Date.

(d)	Borrowing Base Increase Fee. The U.S. Borrower shall have paid to the U.S. Administrative Agent for the account of the U.S. Banks, a Borrowing Base increase fee in the amount of $25,000 as required under Section 2.06(b) of the Credit Agreement, as amended hereby.

(e)	Facility Extension Fee. The Borrowers shall have paid to the U.S. Administrative Agent for the account of the Banks, an extension fee in the amount of $210,000.

(f)	Other Instruments or Documents. The Administrative Agents, the Issuing Banks, or any Bank or counsel to the Administrative Agent shall have received such other instruments or documents as any of them may reasonably request.

Section 6.	Miscellaneous.

(a)	Effect on Loan Documents. Each of the Borrowers, the Administrative Agents, the Issuing Banks and the Banks signatory hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect. Nothing herein shall act as a waiver of any of the Administrative Agents’, the Issuing Banks’ or the Bank’s rights under the Loan Documents, as amended, including the waiver of any Default or Event of Default, however denominated. From and after the Amendment Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

(b)	Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.

(c)	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

(d)	Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

(e)	Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND ANY FEE LETTER TO THE ADMINISTRATIVE AGENTS SIGNED BY ANY OF THE BORROWERS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

EXECUTED effective as of the date first above written.

BORROWERS:

THE WISER OIL COMPANY

By:	/s/ RICHARD S. DAVIS
Name:	Richard S. Davis
Title:	Vice President of Finance

THE WISER OIL COMPANY OF CANADA

By:	/s/ RICHARD S. DAVIS
Name:	Richard S. Davis
Title:	Vice President of Finance

U.S. ADMINISTRATIVE AGENT AND U.S. ISSUING BANK:

UNION BANK OF CALIFORNIA, N.A., as U.S. Administrative Agent and as U.S. Issuing Bank

By:	/s/ JOHN A. CLARK
Name:	John A. Clark
Title:	Vice President

By:	/s/ ALI AHMER
Name:	Ali Ahmer
Title:	Vice President

CANADIAN ADMINISTRATIVE AGENT AND CANADIAN ISSUING BANK

NATIONAL BANK OF CANADA, as Canadian Administrative Agent and as Canadian Issuing Bank

By:	/s/ BRIAN J. SPILCHEN
Name:	Brian J. Spilchen
Title:	Manager, Energy Group

BANK:

UNION BANK OF CALIFORNIA, as a U.S. Bank and as a Canadian Bank

By:	/s/ JOHN A. CLARK
Name:	John A. Clark
Title:	Vice President

BANK:

NATIONAL BANK OF CANADA, as a Canadian Bank

By:	/s/ BRIAN J. SPILCHEN
Name:	Brian J. Spilchen
Title:	Manager, Energy Group

BANK:

PNC BANK, NATIONAL ASSOCIATION, as a U.S. Bank

By:	/s/ T.C. WILDE
Name:	T.C. Wilde
Title:	AVP Relationship Manager

BANK:

FORTIS CAPITAL CORP., as a U.S. Bank and a Canadian Bank

By:	/s/ CHRISTOPHER S. PARADA
Name:	Christopher S. Parada
Title:	Vice President

By:	/s/ DARRELL W. HOLLEY
Name:	Darrell W. Holley
Title:	Managing Director